                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                              VERILINK CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                              VERILINK CORPORATION
                               145 BAYTECH DRIVE
                           SAN JOSE, CALIFORNIA 95134

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD NOVEMBER 13, 1997.

     The Annual Meeting of Stockholders (the "Annual Meeting") of Verilink Corporation (the "Company"), will be held at the Company's offices located at 145 Baytech Drive in San Jose, California on Thursday, November 13, 1997, at 10:00 a.m. Pacific Daylight Time, for the following purposes:

          1. To elect one (1) Class I director to hold office until the 2000 annual meeting of stockholders and until his successor has been elected or appointed;

          2. To ratify the appointment of Price Waterhouse LLP as the Company's independent accountants for fiscal year 1998; and

          3. To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

     The foregoing matters are described in more detail in the enclosed Proxy Statement, which is attached and made a part hereof.

     The Board of Directors has fixed the close of business on September 19, 1997 as the record date for determining the stockholders entitled to notice of and to vote at the Annual Meeting and any postponement or adjournment thereof.

     WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO SIGN, DATE, AND RETURN THE ENCLOSED PROXY CARD AT YOUR EARLIEST CONVENIENCE TO ENSURE THE PRESENCE OF A QUORUM AT THE ANNUAL MEETING. IF YOU SEND IN YOUR PROXY AND THEN DECIDE TO ATTEND THE ANNUAL MEETING TO VOTE YOUR SHARES IN PERSON, YOU MAY STILL DO SO. YOUR PROXY IS REVOCABLE IN ACCORDANCE WITH THE PROCEDURES SET FORTH IN THE PROXY STATEMENT.

                                          By Order of the Board of Directors,
                                          LOGO
                                          Leigh S. Belden,
                                          President, Chief Executive Officer
                                          and Director

San Jose, California
October 16, 1997

                             MAILED TO STOCKHOLDERS ON OR ABOUT OCTOBER 16, 1997

                              VERILINK CORPORATION
                               145 BAYTECH DRIVE
                           SAN JOSE, CALIFORNIA 95134

                            ------------------------

                                PROXY STATEMENT

GENERAL INFORMATION

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Verilink Corporation, a Delaware corporation (the "Company"), of proxies in the accompanying form for use in voting at the Annual Meeting of Stockholders to be held on Thursday, November 13, 1997, at 10:00 a.m. Pacific Daylight Time, at the Company's offices located at 145 Baytech Drive, San Jose, California and any adjournment or postponement thereof (the "Annual Meeting"). The shares represented by the proxies received, properly dated and executed, and not revoked will be voted at the Annual Meeting.

REVOCABILITY OF PROXIES

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is exercised by delivering to the Company a written notice of revocation or a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person.

SOLICITATION AND VOTING PROCEDURES

     The solicitation of proxies will be conducted by mail and the Company will bear all attendant costs. These costs will include the expense of preparing and mailing proxy materials for the Annual Meeting and reimbursements paid to brokerage firms and others for their expenses incurred in forwarding solicitation material regarding the Annual Meeting to beneficial owners of the Company's Common Stock. The Company may conduct further solicitation personally, telephonically or by facsimile through its officers, directors and regular employees, none of whom will receive additional compensation for assisting with the solicitation.

     The close of business on September 19, 1997 has been fixed as the record date (the "Record Date") for determining the holders of shares of Common Stock of the Company entitled to notice of and to vote at the Annual Meeting. As of the close of business on the Record Date, the Company had 13,673,137 shares of Common Stock outstanding and entitled to vote at the Annual Meeting. The presence at the Annual Meeting of a majority, or 6,836,569 of these shares of Common Stock of the Company, either in person or by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. Each outstanding share of Common Stock on the Record Date is entitled to one (1) vote on all matters.

     An automated system administered by the Company's transfer agent will tabulate votes cast by proxy at the Annual Meeting, and an employee of the Company will tabulate votes cast in person at the Annual Meeting. Abstentions and broker non-votes are each included in the determination of the number of shares present and voting, and each is tabulated separately. However, broker non-votes are not counted for purposes of determining the number of votes cast with respect to a particular proposal. In determining whether a proposal has been approved, abstentions are counted as votes against the proposal and broker non-votes are not counted as votes for or against the proposal.

     Solicitation Expenses. The expense of printing and mailing proxy material will be borne by the Company. In addition to the solicitation of proxies by mail, solicitation may be made by certain directors, officers and other employees of the Company by personal interview, telephone or facsimile. No additional compensation will be paid for such solicitation. The Company will request brokers and nominees who hold stock in their names to furnish proxy material to beneficial owners of the shares and will reimburse such brokers and nominees for their reasonable expenses incurred in forwarding solicitation material to such beneficial owners.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following table sets forth certain information known to the Company with respect to beneficial ownership of the Company's Common Stock as of September 19, 1997 by (a) each stockholder known by the Company to be the beneficial owner of more than five percent of the Company's Common Stock, (b) each director and nominee for director of the Company, (c) each Named Executive Officer in the Summary Compensation Table below (see "Executive Compensation") and (d) all current executive officers, directors and nominees for director who beneficially own shares, as a group.

                                                                         NUMBER OF        PERCENTAGE
                                                                           SHARES         OF SHARES
                                                                        BENEFICIALLY     BENEFICIALLY
                       NAME OF BENEFICIAL OWNER                           OWNED(1)         OWNED(2)
                     ----------------------------                       ------------     ------------
Leigh S. Belden (3)...................................................     3,160,961         23.1%
Steven C. Taylor (4)..................................................     2,170,441         15.9
Beltech, Inc.(5)......................................................     1,000,000          7.3
Pilgrim Baxter & Associates(6)........................................       832,400          6.1
Oliver Corporation (7)................................................       800,000          5.9
Howard Oringer (8)....................................................       181,833          1.3
Henry L. Tinker (9)...................................................       139,011          1.0
James G. Regel........................................................       114,608            *
Robert F. Griffith (10)...............................................        41,111            *
David L. Lyon (11)....................................................        20,833            *
All executive officers and directors as a group (9 persons)(12).......     5,715,690         41.4%

---------------

  * Less than 1%

 (1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Common Stock subject to options held by that person that are currently exercisable or exercisable within 60 days of September 19, 1997 are deemed outstanding. Such shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of each other person. To the Company's knowledge, except as set forth in the footnotes to this table and subject to applicable community property laws, each person named in the table has sole voting and investment power with respect to the shares set forth opposite such person's name. Except as otherwise indicated, the address of each of the persons in this table is as follows: c/o Verilink Corporation, 145 Baytech Drive, San Jose, California 95134.

 (2) Percentage beneficially owned is based on 13,673,137 shares of Common Stock outstanding as of September 19, 1997.

 (3) Includes (a) 1,424,703 shares owned by Leigh S. Belden, individually, and by Leigh S. Belden & Deborah Tinker Belden, or their successors, Trustees U/A Dated 12/09/88; (b) 2,050 shares owned by Baytech Associates, a California general partnership in which Mr. Belden has a 50% general partner interest; (c) 734,208 shares owned by trusts for minor children of Mr. Belden; and (d) 1,000,000 shares owned by Beltech Corporation, a Nevada corporation of which Mr. Belden is a Director and President and the Leigh
     S. Belden and Deborah Tinker Belden Trust U/A Dated 12/09/88 is the sole shareholder. Mr. Belden disclaims beneficial ownership as to 734,208 of these shares.

 (4) Includes (a) 1,368,391 shares owned by Steven C. Taylor, individually, and by Steven C. Taylor and Suzanne E. Taylor, Trustees of Steven and Suzanne Taylor Living Trust Agreement Dated June 2, 1988; (b) 2,050 shares owned by Baytech Associates, a California general partnership interest in which Mr. Taylor has a 50% general partner interest; (c) 800,000 shares owned by the Oliver Corporation, a

     Nevada corporation of which Mr. Taylor is a Director and President and the Steven and Suzanne Taylor Living Trust Agreement Dated June 2, 1988 is the sole shareholder.

 (5) Beltech, Inc., 889 Alder Avenue, Suite 200, Incline Village, NV 89451.

 (6) As reported in a Schedule 13G filed by Pilgrim Baxter & Associates, as of December 31, 1996, includes 832,400 shares as to which Pilgrim Baxter & Associates has shared voting and sole investment power.

 (7) Oliver Corporation, 889 Alder Avenue, Suite 200, Incline Village, NV 89451.

 (8) Includes options to purchase 15,833 shares exercisable within 60 days of September 19, 1997.

 (9) Includes options to purchase 56,250 shares exercisable within 60 days of September 19, 1997.

(10) Includes options to purchase 40,728 shares exercisable within 60 days of September 19, 1997.

(11) Includes options to purchase 15,833 shares exercisable within 60 days of September 19, 1997.

(12) Includes options to purchase 128,644 shares exercisable within 60 days of September 19, 1997.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires the Company's officers, directors and persons who own more than ten percent of the Company's Common Stock (collectively, "Reporting Persons") to file reports of ownership and changes in ownership with the SEC and the Nasdaq National Market. Reporting Persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on its review of the copies of such reports received or written representations from certain Reporting Persons the Company believes that, during fiscal 1997, all reporting persons complied with all applicable filing requirements except as follows: David Lyon filed a late Form 4 and a late Form 5.

                                 PROPOSAL NO. 1

                             ELECTION OF DIRECTORS

     The number of directors on the Board is currently fixed at five and there is one vacancy which may be filled at a later date by a majority of the directors. The Company's Certificate of Incorporation divides the Company's Board of Directors into three classes designated Class I, Class II and Class
III. The members of each class of directors serve staggered three-year terms. The Board is composed of one (1) Class I director (David L. Lyon), one (1) Class II director (Howard Oringer), and two (2) Class III directors (Leigh S. Belden and Steven C. Taylor), whose terms will expire upon the election and qualification of directors at the Annual Meeting of Stockholders to be held in 1997, 1998 and 1999, respectively.

     At the Annual Meeting, the stockholders will elect one (1) Class I director to serve a three (3) year term until the 2000 Annual Meeting of Stockholders or until his respective successor is elected or appointed and qualified or until the director's earlier resignation or removal. In the event the nominee is unable or unwilling to serve as a nominee, the proxies may be voted for any substitute nominee designated by the present Board of Directors or the proxy holders to fill such vacancy. The Board of Directors has no reason to believe that the person named will be unable or unwilling to serve as a nominee or as a director if elected.

     Certain information about David L. Lyon, the Class I director nominee, is furnished below.

     DR. LYON became a Director of the Company in April 1996. Dr. Lyon is currently the President of Sage Strategies Inc., a management consulting firm specializing in telecommunications. From March 1987 to March 1997, Dr. Lyon was the President of Pacific Communications Services, Inc. (PCSI), a manufacturer of wireless communications equipment for digital cellular, CDPD, PCS, and advanced paging services. Dr. Lyon received a Ph.D. in Electrical Engineering from the Massachusetts Institute of Technology.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE NOMINEE NAMED.

                     THE BOARD OF DIRECTORS AND COMMITTEES

                                                                                               DIRECTOR
          NAME            AGE                       PRINCIPAL OCCUPATION                        SINCE
------------------------  ---   -------------------------------------------------------------  --------
Leigh S. Belden.........  48    President, Chief Executive Officer and Director                  1982
Steven C. Taylor........  51    Chief Technical Officer, Vice Chairman of the Board              1982
Howard Oringer(1)(2)....  55    Managing Director of Communications Capital Group                1987
David L. Lyon(1)(2).....  48    Group President, Sage Strategies Inc.                            1996

---------------

(1) Member of Audit Committee.

(2) Member of Compensation Committee.

     MR. BELDEN co-founded the Company and has served as its President, Chief Executive Officer and Director since its inception in December 1982. From 1980 to 1982, Mr. Belden was Vice President of Marketing for Cushman Electronics, a manufacturer of telephone central office and two-way radio test equipment. Previously, he held various international and domestic sales and marketing management positions for California Microwave. Mr. Belden received a B.S. in Electrical Engineering from the University of California at Berkeley and an M.B.A. from Santa Clara University.

     MR. TAYLOR co-founded the Company and has served as its Chief Technical Officer since its inception in December 1982. In addition, Mr. Taylor served as Chairman of the Board of Directors from the Company's inception until January 1996, at which time he became the Vice Chairman of the Board of Directors. Previously, Mr. Taylor served as Chief Engineer of Digital Products for Culbertson Industries and California Microwave. In 1980, Mr. Taylor formed Telecommunications Consultants, Inc., a consulting firm engaged in the design and support of digital and analog communications equipment.

     MR. ORINGER has been a Director of the Company since August 1987 and Chairman of the Board of Directors since January 1996. In addition, he has been the Managing Director of Communications Capital Group, a management consulting firm, since November 1993. From February 1986 to November 1993, Mr. Oringer was the President, Chief Executive Officer and Chairman of the Board of Directors of Telesciences, a manufacturer of telecommunications equipment. Mr. Oringer received a B.E. in Engineering from the Stevens Institute of Technology, an M.S. in Electrical Engineering from the California Institute of Technology and an M.B.A. from Santa Clara University.

     DR. LYON became a Director of the Company in April 1996. Dr. Lyon is currently the President of Sage Strategies Inc., a management consulting firm specializing in telecommunications. From March 1987 to March 1997, Dr. Lyon was the President of Pacific Communications Services, Inc. (PCSI), a manufacturer of wireless communications equipment for digital cellular, CDPD, PCS, and advanced paging services. Dr. Lyon received a Ph.D. in Electrical Engineering from the Massachusetts Institute of Technology.

     Other than Henry L. Tinker, who is the father-in-law of Leigh S. Belden, there are no family relationships among any of the directors or executive officers of the Company.

BOARD MEETINGS AND COMMITTEES

     The Company's Board of Directors met six (6) times during fiscal 1997. None of the directors attended fewer than 75% of all the meetings of the Board and those committees of the Board on which he served. Howard Oringer, and David Lyon receive a fee of $10,000 per month pursuant to oral consulting agreements with the Company. All Non-employee Directors receive a fee of $1,600 for each Board meeting attended. Non-employee Directors also receive automatic grants under the Verilink Corporation Amended and Restated 1993 Stock Option Plan (the "1993 Option Plan") of options to purchase 30,000 shares upon election and re-election to the Board which options vest in equal annual amounts over a three-year period following the grant date.

     The Audit Committee, which held two (2) meetings during fiscal 1997, currently consists of Mr. Oringer and Dr. Lyon. The Audit Committee recommends to the Board the engagement of the firm of certified public accountants to audit the financial statements of the Company for the fiscal year for which they are appointed, and monitors the effectiveness of the audit effort and the Company's financial and accounting organization and financial reporting.

     The Compensation Committee which held one (1) meeting during fiscal 1997, currently consists of Mr. Oringer and Dr. Lyon. Its functions are to establish and review the compensation policies applicable to the Company's executive officers and to administer the 1993 Option Plan and the Verilink Corporation 1996 Employee Stock Purchase Plan (the "1996 Purchase Plan").

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During fiscal year 1997, Mr. Oringer, Chairman of the Company's Board of Directors and Consultant to the Company, and Dr. Lyon, a Consultant to the Company, served as members of the Compensation Committee.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     In September 1993, the Company and Leigh S. Belden, President, Chief Executive Officer and Director of the Company, entered into a Common Stock Purchase Agreement providing for the purchase by Mr. Belden of 1,600,000 shares of the Company's Common Stock in exchange for a promissory note in the amount of $800,000 issued by Mr. Belden in favor of the Company. Mr. Belden's promissory note bears interest at the annual rate of 5%, with principal and accrued interest payable in full on or before September 16, 1998, and was originally secured by 2,900,000 shares, of Common Stock of the Company held by Leigh S. Belden and Deborah Tinker Belden, Trustees U/A Dated December 9, 1988. Recourse under Mr. Belden's promissory note was originally limited to the 2,900,000 pledged shares, and Mr. Belden is not personally liable under the promissory note. In December 1995, the Company approved the transfer, free of any security interest, of 1,000,000 shares of Common Stock held by Leigh S. Belden and Deborah Tinker Belden, Trustees U/A Dated December 9, 1988, to Beltech, Inc., a Nevada corporation of which the Leigh S. Belden and Deborah Tinker Belden Trust U/A Dated 12/09/88 is the sole shareholder; the 1,000,000 shares transferred to Beltech, Inc. free of any security interest had been subject to the Company's security interest under Mr. Belden's promissory note. Subsequent to the Company's initial public offering in June 1996, the number of shares subject to the security interest was further reduced to 130,398. In connection with their sales of shares in the Company's initial public offering, Mr. Belden and Steven
C. Taylor, Chief Technical Officer and Director of the Company, individually repaid the Company in full $577,000 and $152,000, respectively, that each owed the Company for personal advances beginning in November 1994.

     In November 1995 and January 1996, Henry L. Tinker issued a promissory note in the amount of $80,000 in favor of the Company to finance his exercise of options to purchase 160,000 shares of Common Stock of the Company, at an exercise price of $.50 per share, under the 1993 Stock Option Plan. Mr. Tinker's promissory note bore interest at the annual rate of 5%, with principal and accrued interest payable in full on or before November 16, 2000, and was secured by shares of Common Stock of the Company and real property owned by Mr. Tinker. Mr. Tinker paid the promissory note in full on November 4, 1996.

     In January 1996, Howard Oringer, Chairman of the Company's Board of Directors, issued the Company a promissory note in the amount of $100,000 to finance his exercise of options to purchase 200,000 shares of Common Stock of the Company at an exercise price of $0.50 per share pursuant to the 1993 Option Plan. Such promissory note bore interest at an annual rate of 5% and was secured by the shares acquired and, up to $50,000, by certain real property owned by Mr. Oringer. Mr. Oringer paid the promissory note in full on December 16, 1996. In fiscal 1997, Mr. Oringer received $110,000 in his capacity as consultant to the Company. In addition, Mr. Oringer received reimbursement of Company-related expenses in the amount of $12,373 for fiscal 1997. The Company currently pays a fee of $10,000 per month to Mr. Oringer pursuant to an oral consulting agreement, under which Mr. Oringer provides part-time consulting services to the Company in the areas of general business advice, strategic planning, sales and marketing strategy, and financial advisory services.

     In fiscal 1997, Dr. Lyon received $51,750 in his capacity as consultant to the Company. In addition, Dr. Lyon received reimbursement of Company-related expenses in the amount of $11,204 for fiscal 1997. The Company currently pays a fee of $10,000 per month to Mr. Lyon pursuant to an oral consulting agreement, under which Mr. Lyon provides part-time consulting services to the Company in the areas of general business advice, strategic planning and sales and marketing strategy.

     Relocation Assistance. In 1997, in order to facilitate his relocation, the Company loaned Robert F. Griffith, Vice President, Sales, a total of $220,000 on an interest-free basis. This note is due in full on June 1, 2002.

     The Company leases its facility located at 145 Baytech Drive in San Jose, California from Baytech Associates, a California general partnership in which Leigh S. Belden and Steven C. Taylor are the two partners, each with a fifty percent partnership interest. The Lease Agreement between the Company and Baytech Associates was entered into in February 1986 and expires in April 2001. The Company believes this lease was made on terms that are no less favorable to the Company than would have been obtained from unaffiliated third parties. The Company paid Baytech Associates a total of $427,838 in lease payments in fiscal 1997.

                             EXECUTIVE COMPENSATION

COMPENSATION TABLES

     The following tables set forth certain information concerning compensation of and stock options held by the Company's Chief Executive Officer and each of the four other most highly compensated executive officers of the Company (collectively, the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

     The following table, together with the footnotes thereto, summarizes the total compensation for fiscal 1997 of (i) the Chief Executive Officer, (ii) the three other most highly compensated executive officers of the Company who were serving as such at 1997 fiscal year end, and (iii) one former executive officer (collectively, the "Named Officers"), as well as the total compensation paid to each Named Officer for the Company's two previous fiscal years, if applicable.

                                                                               LONG-TERM
                                                ANNUAL COMPENSATION           COMPENSATION
                                         ----------------------------------   ------------
                                                                  OTHER        SECURITIES
                                                                  ANNUAL       UNDERLYING     ALL OTHER
                                  FISCAL  SALARY     BONUS     COMPENSATION     OPTIONS      COMPENSATION
  NAME AND PRINCIPAL POSITION     YEAR    ($)(1)     ($)(2)       ($)(3)         (#)(4)         ($)(5)
--------------------------------  ----   --------   --------   ------------   ------------   ------------
Leigh S. Belden.................  1997   $245,000   $     --     $       --             --         21,923
  President, Chief Executive      1996    245,000         --         50,000             --         86,300
  Officer and Director            1995    245,000         --         80,000             --        123,000
Steven C. Taylor................  1997    245,000         --             --             --         36,666
  Chief Technical Officer,        1996    245,000         --         45,400             --         83,800
  Vice Chairman of the            1995    245,000         --         39,000             --         78,000
  Board of Directors
Robert F. Griffith..............  1997    180,000     80,000             --         30,000         33,757
  Vice President, Sales           1996      6,923         --             --        115,000             --
                                  1995         --         --             --             --             --
Henry L. Tinker.................  1997    179,000         --             --        150,000         41,922
  Vice President, Operations      1996    179,000     27,000             --             --         28,700
                                  1995    179,000     10,000             --             --         27,300
James G. Regel (6)..............  1997    212,532         --             --                        62,740
  Former Vice President,          1996    188,000    228,500             --             --         37,600
  Sales and Marketing             1995    150,000     50,000             --             --         38,300

---------------

(1) The amounts disclosed in this column include amounts deferred by the Named Officers pursuant to the Company's 401(k) Investment/Retirement Plan (the "401(k) Plan").

(2) The amounts disclosed in this column represent bonus amounts in the year earned.

(3) Amounts exclude perquisites if the aggregate amount of the Named Officer's perquisites was less than the lesser of $50,000 or 10% of such Named Officer's salary plus bonus. The amounts in the "Other Annual Compensation" column include:

     (a) Payment by the Company in 1996 for reimbursement of income taxes paid, in the following amounts: Leigh S. Belden $50,000, Steven C. Taylor $45,400.

     (b) Payment by the Company in 1995 for reimbursement of income taxes paid, in the following amounts: Leigh S. Belden $80,000, Steven C. Taylor $39,000.

(4) The stock options listed in the table include the options to purchase Common Stock of the Company.

(5) The amounts in the "All Other Compensation" column for fiscal 1997 include:

     (a) Company contributions in fiscal 1997 under the Verilink 401(k) Plan, in the following amounts: Leigh S. Belden $2,554; Steven C. Tayor $2,375; Henry L. Tinker $4,000; Robert F. Griffith $675; James G. Regel $3,125.

     (b) Payment by the Company of 1997 premiums for term life insurance in the following amounts: Leigh S. Belden $1,427; Steven C. Tayor $2,362; Henry L. Tinker $7,762; Robert F. Griffith $1,786.

     (c) Payment by the Company in 1997 of Board of Directors Fees, reimbursement of medical expenses, and auto lease and operating expenses, in the following amounts: Leigh S. Belden $17,942; Steven C. Tayor $31,929.

     (d) Payment by the Company in 1997 of reimbursement of medical expenses, and auto lease and operating expenses, in the following amounts: Henry
         L. Tinker $21,160; Robert F. Griffith $21,296; James G. Regel $50,615.

     (e) Payment by the Company of relocation expenses, in the following amount:
         Robert F. Griffith $10,000.

     (f) Payment of taxes, in the following amount: James G. Regel $9,000; Henry
         L. Tinker $9,000.

(6) James G. Regel resigned from his position as an executive officer on January 26, 1997 and terminated employment with the Company on January 26, 1997.

                       OPTION GRANTS IN LAST FISCAL YEAR

     The Following table provides certain information with respect to the grant of stock options under the Company's Amended and Restated 1993 Stock Option Plan (the "Plan") to each of the Named Executive Officers during the fiscal year ended June 29, 1997.

                                                                                       POTENTIAL REALIZABLE
                                                                                               VALUE
                                                                                      AT ASSUMED ANNUAL RATE
                                 NUMBER OF     % OF TOTAL                                       OF
                                 SECURITIES     OPTIONS                               STOCK APPRECIATION FOR
                                 UNDERLYING    GRANTED TO    EXERCISE                     OPTION TERM (1)
                                  OPTIONS     EMPLOYEES IN   PRICE PER   EXPIRATION   -----------------------
             NAME                 GRANTED     FISCAL YEAR      SHARE        DATE          5%          10%
-------------------------------  ----------   ------------   ---------   ----------   ----------   ----------
Leigh S. Belden................         --          --              --           --           --           --
Steven C. Taylor...............         --          --              --           --           --           --
Robert F. Griffith.............     30,000         2.1%       $ 10.375     06/11/07   $  195,743   $  496,052
Henry L. Tinker................    100,000         6.9%         31.000     01/17/07    1,949,573    4,940,602
                                    50,000         3.4%         10.375     06/11/07      326,239      826,754
James G. Regel.................         --          --              --           --           --           --

---------------

(1) The potential realizable value portion of the foregoing table illustrates value that might be realized upon exercise of the options immediately prior to the expiration of their terms, assuming the specified compounded rates of appreciation on the Company's Common Stock over the term of the options. Actual gains, if any, on stock option exercise are dependent upon a number of factors, including the future performance of the Common Stock, overall stock market conditions, and the timing of option exercises, if any. There can be no assurance that amounts reflected in this table will be achieved.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

     The following table provides the specified information concerning exercises of options to purchase the Company's Common Stock in fiscal year 1997, and unexercised options held as of June 29, 1997, by the Named Executive Officers.

                                                                    NUMBER OF
                                                              SECURITIES UNDERLYING         VALUE OF UNEXERCISED
                              SHARES                         UNEXERCISED OPTIONS AT        IN-THE-MONEY OPTIONS AT
                            ACQUIRED ON                        FISCAL YEAR END (#)          FISCAL YEAR END($)(2)
                             EXERCISE         VALUE        ---------------------------   ---------------------------
           NAME                 (#)       REALIZED(1)($)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
--------------------------  -----------   --------------   -----------   -------------   -----------   -------------
Leigh S. Belden...........      --              --                --             --             --              --
Steven C. Taylor..........      --              --                --             --             --              --
Robert F. Griffith........      --              --            28,750        116,250        $86,250       $ 262,500
Henry L. Tinker...........      --              --            25,000        125,000          3,125           3,125
James G. Regel............      --              --                --             --             --              --

---------------

(1) The value realized upon the exercise of stock options represents the positive spread between the exercise price of stock options and the fair market value on the exercise date.

(2) The value of "in-the-money" stock options represents the positive spread between the exercise price of options and $10.50, the price per share of the underlying shares of Common Stock, as reported on the Nasdaq National Market on June 27, 1997 (the last trading day of fiscal year 1997).

REPORT OF THE COMPENSATION COMMITTEE

     Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, the following report and the Performance Graph which follows shall not be deemed to be incorporated by reference into any such filings.

     In determining the officers' compensation levels, the Compensation Committee generally considers factors such as competitive compensation levels for officers of other high technology companies of similar revenues, profitability and growth rates among other factors.

     The Compensation Committee is currently composed of Mr. Oringer and Dr. Lyon. In addition to administering the 1993 Option Plan and the 1996 Purchase Plan, the Compensation Committee is authorized by the Board, among other things, to establish and review annually the general compensation policies applicable to the Company's executive officers, including the relationship of Company financial performance to executive compensation and the basis for the Chief Executive Officer's compensation during each fiscal year.

     No member of the Compensation Committee is a former or current officer or employee of the Company.

     Compensation Policy Regarding Deductibility. The Company is required to disclose its policy regarding qualifying executive compensation for deductibility under Section 162(m) of the Code which provides that, for purposes of the regular income tax and the alternative minimum tax, the otherwise allowable deduction for compensation paid or accrued with respect to a covered employee of a publicly-held corporation is limited to no more than $1 million per year. For the fiscal year ended June 29, 1997, no executive officer of the Company received $1 million in total compensation, nor does the Company anticipate that compensation payable to any executive officer will exceed $1 million for fiscal 1998.

                                          Compensation Committee

                                          Howard Oringer
                                          David L. Lyon, Ph.D.
October 16, 1997

PERFORMANCE GRAPH

     The following chart compares the cumulative total stockholder return on the Company's Common Stock since the date of the Company's initial public offering on June 10, 1996 (the "IPO") through the end of the Company's last fiscal year (June 29, 1997), with the cumulative total return on The Nasdaq Stock Market U.S. Index and the Hambrecht & Quist Technology Index during the same period. The comparison assumes $100 was invested on June 10, 1996 in the Company's Common Stock and in each of the foregoing indices, and assumes reinvestment of dividends, if any. The stock price performance shown on the graph below is not necessarily indicative of future price performance.

        Measurement Period               Verilink          Nasdaq Stock
      (Fiscal Year Covered)             Corporation        Market (U.S.)      H&Q Technology
6/10/96                                         100.00              100.00              100.00
Jun-96                                          159.38               96.51               94.80
Sep-96                                          153.13               99.94              100.64
Dec-96                                          207.81              104.85              107.91
Mar-97                                           37.50               99.18              102.86
Jun-97                                           65.63              117.35              123.81

                                 PROPOSAL NO. 2

             RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

     Price Waterhouse LLP has served as the Company's independent accountants since the Company's inception and has been recommended to the Board of Directors as the Company's independent accountants for fiscal year 1998. In the event that ratification of this selection of accountants is not approved by a majority of the shares of Common Stock voting at the Annual Meeting in person or by proxy, management will review its future selection of accountants. Unless marked to the contrary, proxies received will be voted FOR ratification of the appointment of Price Waterhouse LLP as the independent accountants for the 1998 fiscal year.

     Representatives of Price Waterhouse LLP are expected to be present at the Annual Meeting with the opportunity to make a statement, if they desire to do so, and they are expected to be available to respond to appropriate questions.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF PRICE WATERHOUSE LLP AS THE COMPANY'S INDEPENDENT ACCOUNTANTS FOR FISCAL YEAR 1998.

                             STOCKHOLDER PROPOSALS

     To be considered for presentation to the annual meeting of the Company's stockholders to be held in 1998 and included in the Company's proxy statement relating thereto, a stockholder proposal must be received by Dannelle M. Emmett, Secretary, Verilink Corporation, 145 Baytech Drive, San Jose, California, 95134 no later than May 15, 1998.

                      STOCKHOLDER NOMINATIONS FOR DIRECTOR

     The Board of Directors does not have a nominating committee or a committee performing the functions of a nominating committee. Stockholders wishing to directly nominate candidates for election to the Board of Directors at an annual meeting or any special meeting of stockholders held for the purpose of electing directors, must do so in accordance with the Company's Certificate of incorporation (the "Certificate"). To be timely, notice of nominations to be brought before an annual meeting or special meeting must be received by the Secretary of the Company, at the address set forth above, not earlier than ninety nor later than sixty days prior to the first anniversary of the preceding year's annual meeting or, if the date of the annual meeting is advanced by more than thirty days or delayed by more than sixty days from such anniversary, such notice must be received not earlier than ninety days prior to such annual meeting and not later than the later of (1) the sixtieth day prior to the annual meeting or (2) the tenth day following the date on which notice of the date of the annual meeting was mailed or public disclosure thereof was made, whichever occurs first. The Certificate also provides that notice of nomination of a candidate for director shall include certain information with respect to a proposed nominee, including (without limitation) information as to such nominee's business background, relationships with stockholders and certain other parties, and share ownership in the Company.

     Other Matters. The Board of Directors knows of no other business which will be presented to the Annual Meeting. If any other business is properly brought before the Annual Meeting, it is intended that proxies in the enclosed form will be voted in respect thereof in accordance with the judgments of the persons voting the proxies.

     It is important that the proxies be returned promptly and that your shares be represented.

     Stockholders are urged to fill in, sign and promptly return the accompanying form in the enclosed envelope.

                                          By Order of the Board of Directors
                                          LOGO
                                          Leigh S. Belden,
                                          President, Chief Executive Officer
                                          and Director

October 16, 1997
San Jose, California

                              VERILINK CORPORATION

                               145 Baytech Drive
                           San Jose, California 95134

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                  FOR THE ANNUAL MEETING ON NOVEMBER 13, 1997


                                   P R O X Y
                                   ---------


     Leigh S. Belden and John C. Batty, or either of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Verilink Corporation (the "Company"), to be held at the Company's offices at 145 Baytech Drive, San Jose, California, on Thursday, November 13, 1997, at 10:00 a.m. Pacific Daylight Time, and any adjournment or postponement thereof.

[X] Please mark votes as in this example.

Shares represented by this proxy will be voted as directed by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR the election of all directors, and FOR item 2. The Board of Directors recommends a vote FOR the election of Directors and FOR proposal 2.

1. Election of one Class I director  (or if the nominee          FOR   WITHHELD
   is not available for election, such substitute as the         [ ]      [ ]
   Board of Directors or the proxy holders may designate).

   Nominee: Dr. David L. Lyon

2. To ratify and approve the appointment of Price        FOR   AGAINST  ABSTAIN
   Waterhouse LLP as the Company's independent           [ ]     [ ]      [ ]
   accountants for the fiscal year ending
   June 28, 1998:

3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Annual Meeting.

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT   [ ]

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.

Please sign exactly as your name appears herein. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.


Signature:                                          Date:
          ----------------------------------------        ----------------------


Signature:                                          Date:
          ----------------------------------------        ----------------------